FIRST AMENDMENT
TO
TIERONE BANK SAVINGS PLAN
AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        First Amendment, dated as of December 29, 2006 (the “Amendment”), to the Amended and Restated Supplemental Executive Retirement Plan of TierOne Bank (the “Bank”), dated as of July 27, 2006 (the “Plan”).

WITNESSETH

        WHEREAS, in accordance with the provisions of Section 8.1 of the Plan, the Bank desires to amend the Plan with respect to the manner in which the accounts of Participants therein will be invested;

        NOW THEREFORE, in consideration of the premises herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Plan is hereby amended as follows:

        1.       Article IV. Article IV of the Plan is hereby amended and restated in its entirety to read as follows:

        A Participant may submit at any time to the Bank a completed investment direction form, as such form may be amended from time to time (the “Investment Direction Form”), which shall direct the investment of the Supplemental Savings Deferred Allocations made to a Participant’s Deferral Account. The Bank shall, as soon as reasonably possible, implement the investments as directed by the Participant. “As soon as reasonably possible” shall mean at least (2) business days following the day on which the Investment Direction is received by the Bank and may, under the then current circumstances, constitute an additional period of time. Notwithstanding the foregoing, amounts deemed to be credited in Corporation Common Stock under this Plan to the Participant Deferral Account (i) may not be diversified, (ii) must remain at all times credited with units that represent Corporation Common Stock; and (iii) must be distributed solely in the form of Corporation Common Stock.

        A Participant may elect one or more investment choices set forth on the Investment Direction Form for the purpose of crediting or debiting additional amounts to his Deferral Account. The Bank may, in its sole discretion, discontinue, substitute or add an investment choice. If a Participant does not submit an Investment Direction Form to the Bank, the Participant shall be deemed to have invested his Deferral Account in a money market, fixed income or similar type of investment as periodically specified by the Bank. Each Participant, as a condition to his participation hereunder, agrees to indemnify and hold harmless the Bank, and their agents and representatives, from any losses or damages of any kind relating to (i) the investments made available hereunder and (ii) any discrepancy between the credits and debits to a Participant’s Deferral Account based on the performance of the investments and what the credits and debits otherwise might be in the case of an actual investment in the investments.

        The performance of each investment (either positive or negative) will be determined by the Bank, in its sole discretion, based on the performance of the investments themselves. A Participant’s Deferral Account shall be credited or debited on a daily basis based on the performance of the investment(s) selected by the Participant, or as otherwise determined by the Bank in its sole discretion, as though the Participant’s Deferral Account were (i) invested in the investment(s) selected by the Participant; (ii) in the percentages elected by the Participant as of such date; and (iii) at the closing price on such date.

        Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the investments are to be used for measurement purposes only, and a Participant’s election of any such investment(s), the allocation to his Deferral Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Deferral Account shall not be considered, construed or deemed to be in any manner an actual investment of his Deferral Account in any such investment(s). Without limiting the foregoing, a Participant’s Deferral Account shall at all times be a bookkeeping entry only and shall not represent any actual investment made on his behalf by the Bank or the Plan’s trust, if any, and the Participant shall at all times remain an unsecured general creditor of the Bank.

        2.       Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations or covenants contained in the Plan, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

        3.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws the State of Nebraska, except to the extent that federal law controls.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

Attest:	TIERONE BANK
/s/ Eugene B. Witkowicz	By /s/ Gilbert G. Lundstrom
Secretary	Gilbert G. Lundstrom
Chairman and Chief Executive Officer